CNL Strategic Residential Credit, Inc. 10-12G

Exhibit 10.1

Execution Version

CNL STRATEGIC RESIDENTIAL CREDIT, INC.

and

CNL RESIDENTIAL CREDIT MANAGER, LLC

  ADVISORY AGREEMENT

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (this “Agreement”), dated as of March 10, 2025 (the “Effective Date”), is by and between CNL Strategic Residential Credit, Inc., a Maryland corporation (the “Company”), and CNL Residential Credit Manager, LLC, a Delaware limited liability company (the “Advisor”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.

W I T N E S S E T H:

WHEREAS, the Company intends to qualify as a REIT, and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code;

WHEREAS, the Company desires to avail itself of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.             DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

“Acquisition Expenses” shall mean any and all expenses incurred by the Company, the Advisor, the Sub-Advisor or any Affiliate of either in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of any assets, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses title insurance premiums, and the costs of performing due diligence.

“Advisor” shall have the meaning set forth in the preamble of this Agreement.

“Advisor Persons” shall have the meaning set forth in Section 21 of this Agreement.

“Advisor Expenses” shall have the meaning set forth in Section 11(a) of this Agreement.

“Affiliate” or “Affiliated” shall mean, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, including any partnership in which such Person is a general partner; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Annual Preferred Return” shall have the meaning set forth in Section 10(b) of this Agreement.

“Balbec” shall mean Balbec Capital LP.

“Board” shall mean the board of directors of the Company, as of any particular time.

“Business Day” shall mean any day upon which banking institutions are required or permitted to be open for the transaction of business in New York City.

“Bylaws” shall mean the bylaws of the Company, as amended from time to time.

“Cause” shall mean, if the termination or non-renewal of this Agreement is the result of (a) a member of the senior management team of the Advisor has been convicted in a final, non-appealable determination by a court of competent jurisdiction or a government body or entered a plea of guilt or nolo contendere of any felony or a material violation of any federal or state securities laws, (b) willful breach of fiduciary duty by the Advisor as determined by a final, non-appealable decision by a court of competent jurisdiction, (c) a material breach of the this Agreement which breach is not cured within ninety (90) days of written notice given to the Advisor specifying in reasonable detail the nature of the alleged breach, or (d) an assignment of this Agreement (or deemed assignment under the Investment Advisers Act) by the Advisor occurs and a majority of the Independent Directors does not provide their consent to the assignment.

“CEA” shall mean the U.S. Commodities Exchange Act, as amended.

“Change of Control” shall mean any event (including, without limitation, issue, transfer or other disposition of shares of capital stock of the Company, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing greater than 50% or more of the combined voting power of Company’s then outstanding securities; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Shares.

“Charter” shall mean the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.

“Class A Common Shares” shall mean shares of the Class A common stock of the Company.

“Class D Common Shares” shall mean shares of the Class D common stock of the Company.

“Class E Common Shares” shall mean shares of the Class E common stock of the Company.

“Class FA Common Shares” shall mean shares of the Class FA common stock, $0.01 par value per share, of the Company.

“Class I Common Shares” shall mean shares of the Class I common stock, $0.01 par value per share, of the Company.

“Class T Common Shares” shall mean shares of the Class T common stock, $0.01 par value per share, of the Company.

“CNL” shall mean CNL Financial Group, LLC.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commencement Date” shall mean the date the Company commences investment operations after holding its first closing in its initial Offering.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Dealer Manager” shall mean such Person selected by the Board to act as the dealer manager for an Offering.

“Director” shall mean a member of the Board.

“Distributions” shall mean any distributions (as such term is defined in Section 2-301 of the Maryland General Corporation Law, as amended from time to time), pursuant to Section 6.5 of the Charter, by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

“Effective Date” shall have the meaning set forth in the preamble of this Agreement.

“Expense Support Agreement” shall have the meaning set forth in Section 11(a) of this Agreement.

“Founder Breakpoint” shall have the meaning set forth in Section 10(b)(iii)(A) of this Agreement.

“Founder Catch Up” shall have the meaning set forth in Section 10(b)(iii)(A) of this Agreement.

“Founder Shares” shall have the meaning set forth in Section 10(a) of this Agreement.

“High Water Mark” shall have the meaning set forth in Section 10(b)(iv) of this Agreement.

“Independent Director” shall have the meaning set forth in the Charter.

“Investment Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder.

“Investment Guidelines” shall mean the investment guidelines developed by the Advisor and Sub-Advisor and adopted by the Board, as amended from time to time, pursuant to which the Advisor has discretion to acquire and dispose of Investments for the Company, without the prior approval of the Board.

“Investments” shall mean any investments by the Company, directly or indirectly, in U.S. performing and re-performing whole loan mortgages, mortgage servicing rights, residential mortgage-backed securities or other assets.

“Joint Ventures” shall mean those joint venture or partnership arrangements in which the Company or any of its subsidiaries is a co-venturer or partner established to acquire or hold assets of the Company.

“Management Fee” shall have the meaning set forth in Section 10(a) of this Agreement.

“Master Servicing Fee” shall mean the fee paid by the Company or at the Investment level to PRPA, an affiliate of the Sub-Advisor, in connection with certain services PRPA provides to the Company’s mortgage assets related to (a) pre-acquisition due diligence and transaction management, (b) post-acquisition monitoring including the day-to-day supervision of unaffiliated mortgage servicers and the monitoring the performance of each loan, (c) the coordination of loan modification and other loss mitigation efforts, and (d) the management and disposition of foreclosed properties and certain loan dispositions.

“NAV” shall mean the Company’s net asset value, calculated pursuant to the Valuation Guidelines. For purposes of this Agreement only, the per Share NAV of each class of Shares shall be (i) the NAV per Share of such class; (ii) the actual value accorded to each class of Shares in connection with any merger or sale of the Company or its assets; or (iii) if any class of Shares is listed on a national securities exchange, the volume weighted average closing price of such Shares for the last thirty (30) trading days of the current year, or such shorter period as such Shares have been “listed” during the current year.

“Non-Founder Breakpoint” shall have the meaning set forth in Section 10(b)(ii)(A) of this Agreement.

“Non-Founder Catch Up” shall have the meaning set forth in Section 10(b)(ii)(A) of this Agreement.

“Non-Founder Shares” shall have the meaning set forth in Section 10(a) of this Agreement.

“Offering” shall mean any offering of Shares for the account of the Company.

“Offering Memorandum” shall mean the confidential private offering memorandum of the Company as such offering memorandum may be amended or supplemented from time to time.

“Organization and Offering Expenses” shall mean any and all costs and expenses incurred by the Company in connection with the formation of the Company, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions, costs related to investor and broker-dealer sales meetings, expenses for printing, engraving, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including design and website expenses and the costs related to investor and broker-dealer sales meetings), reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, expense reimbursements for actual costs incurred by employees of a dealer manager in the performance of wholesaling activities, charges of transfer agents, registrars, trustees (including the Board), subscription processing, escrow holders, depositories and experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

“Origination Fees” shall mean loan origination fees, extension fees, exit fees, prepayment fees and loan assumption fees paid by borrowers in connection with the origination of each new loan by the Company.

“Other Balbec Accounts” shall mean investment funds, partnerships, joint ventures, REITs, vehicles, accounts, products and/or other similar arrangements sponsored, advised and/or managed by Balbec or its Affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Balbec or its Affiliates side-by-side or additional general partner investments with respect thereto).

“Other CNL Accounts” shall mean investment funds, REITs, vehicles, accounts, products and/or other similar arrangements sponsored, advised and/or managed by CNL or its Affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with CNL or its Affiliates side-by-side or additional general partner investments with respect thereto).

“Person” shall mean any natural person or any partnership, corporation, trust, limited liability company or other legal entity.

“PRPA” shall mean PRP Advisors, LLC.

“REIT” shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Restricted Person” shall have the meaning set forth in Section 21 of this Agreement.

“Selling Commissions” shall mean any and all up-front fees and commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, up-front fees or commissions payable to the Dealer Manager.

“Services” shall have the meaning set forth in Section 8(c) of this Agreement.

“Shares” shall mean shares of stock of the Company of any class or series.

“Stockholder Servicing Fee” shall mean the stockholder servicing fee payable to the Dealer Manager and reallowable to soliciting dealers with respect to Class T Common Shares and Class D Common Shares as described in the Offering Memorandum.

“Stockholders” shall mean the holders of record of the Shares as maintained in the books and records of the Company or its transfer agent.

“Sub-Advisor” shall mean Balbec Capital Management, L.P., a Delaware limited partnership.

“Sub-Advisory Agreement” shall mean the Sub-Advisory Agreement, dated the date hereof (as amended from time to time), between the Advisor and the Sub-Advisor.

“Termination Date” shall mean the date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.

“Total Return Incentive Fee” shall have the meaning set forth in Section 10(b) of this Agreement.

“Total Return to Stockholders” shall mean the investment return provided to Stockholders, which shall be calculated independently for each class of Shares, and shall be equal to, for all such Shares outstanding during such applicable period, the sum of (i) declared Distributions per Share over such applicable period plus (ii) change in NAV per Share over the calendar year (or such other applicable period). For purposes of the Total Return Incentive Fee, the Annual Preferred Return, the Non-Founder Breakpoint and the Founder Breakpoint are adjusted for the actual number of days in each calendar year, measured as of each calendar quarter end. In no event will the Total Return Incentive Fee exceed 15% of the annual Total Return to Stockholders allocable to a class of Shares over any calendar year.

“Valuation Guidelines” shall mean the valuation guidelines adopted by the Board, as amended from time to time.

2.             APPOINTMENT. The Company hereby appoints the Advisor to serve as its investment adviser on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment. Except as otherwise provided in this Agreement, the Advisor hereby agrees to use its commercially reasonable efforts to perform the duties set forth herein, provided that the Company reimburses the Advisor (and, as applicable, the Sub-Advisor) for costs and expenses in accordance with Section 11 hereof.

3.             DUTIES OF THE ADVISOR. Subject to the oversight of the Board and the terms and conditions of this Agreement and consistent with the provisions of the Offering Memorandum for the Shares, the Investment Guidelines, the Charter and Bylaws, the Advisor will have plenary authority with respect to the management of the business and affairs of the Company and will be responsible for implementing the investment strategy of the Company. The Advisor will perform (or cause to be performed through one or more of its Affiliates or third parties, including the Sub-Advisor) such services and activities relating to the selection of investments and rendering investment advice to the Company as may be appropriate or otherwise mutually agreed from time to time, which may include, without limitation:

(a)            manage the day-to-day operations of the Company or its subsidiaries, consistent with the investment objectives and policies established by the Board from time to time, including the Investment Guidelines;

(b)           serve as an advisor to the Company with respect to the establishment and periodic review of the Investment Guidelines for the Company’s investments, financing activities and operations;

(c)           on behalf of the Company, investigate, select, engage such persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisers, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, securities investment advisors, mortgagors, mortgage servicing companies, any and all agents for any of the foregoing, or other persons (including Affiliates of the Advisor) acting in any capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

(d)           consult with the Company’s officers and Board and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the origination, acquisition and disposition of Investment or arranging for any issuance of mortgage-backed securities from pools of mortgage loans or mortgage-backed securities owned by the Company or any its subsidiaries consistent with the business objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

(e)            subject to the provisions of Section 4 hereof, on behalf of the Company, identify potential opportunities for investments consistent with the Company’s investment objectives and policies, including but not limited to: (i) locate, analyze, perform due diligence on and select potential Investments; (ii) structure and negotiate the terms and conditions of transactions pursuant to which originations, acquisitions and dispositions of Investments will be made including, without limitation, the formation and qualification of wholly owned subsidiaries, securitizations of Investments, joint ventures, and special purpose vehicles; (iii) arrange for financing and refinancing and make other changes in the Investments or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with originations, acquisitions or securitizations of Investments; (iv) coordinate and manage operations of any co-investment interests held by the Company and conducting matters with co-investment partners; and (v) determine the composition of the Investments, the nature and timing of the changes therein and the manner of implementing such changes;

(f)            service, monitor, and manage the Investments whether such Investments are held directly or indirectly, including, but not limited to, with respect to mortgage loans, mortgage-related securities, real estate, real estate securities and other real estate-related assets;

(g)           arrange financings and borrowing facilities for the Company;

(h)           upon request, provide the Board with periodic reports regarding prospective business opportunities;

(i)             use commercially reasonable efforts to cause the Company to comply with all applicable laws;

(j)             from time to time, or at any time reasonably requested by the Board, make reports to the Board regarding (a) the Advisor’s performance of services to the Company under the terms of this Agreement, and (b) the Sub-Advisor’s performance of services under the Sub-Advisory Agreement;

(k)           advise the Company regarding the Company’s ability to elect REIT status, and thereafter maintenance of the Company’s status as a REIT, form and utilize taxable REIT subsidiaries and monitor compliance with the various REIT qualification tests in the REIT Provisions of the Code;

(l)            evaluate and recommend cash management and hedging strategies and modifications thereto in effect and cause the Company to engage in overall securitization and hedging strategies consistent with the Company’s status as a REIT and with the Company’s investment policies approved by the Board;

(m)          advise the Company regarding the maintenance of the Company’s exception from the Investment Company Act, and monitor compliance with the requirements for maintaining an exception from the Investment Company Act;

(n)           in the event that the Company is a commodity pool under the CEA, act as the Company’s commodity pool operator for the period and on the terms and conditions set forth in this Agreement, including, for the avoidance of doubt, the authority to make any filings, submissions or registrations (including for exemptive or “no action” relief) to the extent included or desirable under the CEA (and the Company hereby appoints the Advisor to act in such capacity and the Advisor accepts such appointment and agrees to be responsible for such services);

(o)           handle and resolve all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company and may be subject, arising out of the Company’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board;

(p)           support the Company’s capital raising efforts, including without limitation, to be reasonably available to support any placement agent’s or dealer manager’s marketing, syndicate building and placement process, it being understood that such placement agent or dealer manager will lead all day-to-day capital raising efforts;

(q)          participate in the fair valuation process for Investments pursuant to the Valuation Guidelines, including making supportable recommendations of fair values to the Company for all investments for which publicly observable prices are not available;

(r)            provide such assistance as reasonably requested by the Company in calculating, as of the last Business Day of each month, the NAV per Share for each Share class in accordance with the Valuation Guidelines;

(s)           participate in the review of draft financial statements and registration statements to ensure that the information presented regarding the Advisor or its Affiliates and the Company’s underlying Investments are accurate and not misleading;

(t)            participate in presentations to (i) managing dealer or placement agent wholesaling personnel; (ii) broker-dealer and registered investment adviser and other distribution intermediaries road shows; (iii) educational forums; (iv) due diligence review programs conducted by third-party evaluators and due diligence officers of broker-dealers; and (v) other marketing events and forums to facilitate the Company’s fund raising efforts;

(u)           assist the Company in maintaining the registration of the Shares under federal and state securities laws, as applicable, with respect to any Offering and complying with all federal, state and local regulatory requirements applicable to the Company with respect to any Offering and the Company’s business activities (including the Sarbanes-Oxley Act of 2002, as amended), including with respect to any Offering, preparing or causing to be prepared all supplements to the Offering Memorandum and financial statements and all reports and documents, if any, required under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (to the extent not performed by the Company’s Administrator); and

(t)            perform such other services as may be required from time to time for the management and other activities relating to the Company’s respective business and Investments as the Board shall reasonably request or the Advisor shall deem appropriate under the particular circumstances.

4.             AUTHORITY OF ADVISOR.

(a)           Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby delegates to the Advisor the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Advisor, may be necessary or advisable in connection with the Advisor’s duties described in Section 3, including the entry into the Sub-Advisory Agreement and the making of any Investment that fits within the Company’s investment objectives, strategy and guidelines, policies and limitations and within the discretionary limits and authority as granted to the Advisor from time to time by the Board.

(b)           Notwithstanding the foregoing, any Investment that does not fit within the Investment Guidelines will require the prior approval of the Board or any duly authorized committee of the Board, as the case may be. Except as otherwise set forth herein, in the Investment Guidelines or in the Charter, any Investment that fits within the Investment Guidelines may be made by the Advisor on the Company’s behalf without the prior approval of the Board or any duly authorized committee of the Board.

(c)           The Board will review the Investment Guidelines with sufficient frequency and at least annually and may, at any time upon the giving of notice to the Advisor and the Sub-Advisor, amend the Investment Guidelines; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and the Sub-Advisor or such later date as is specified by the Board and included in the notice provided to the Advisor and the Sub-Advisor and such modification or revocation shall not be applicable to investment transactions to which the Advisor and/or the Sub-Advisor has committed the Company prior to the date of receipt by the Advisor and the Sub-Advisor of such notification, or if later, the effective date of such modification or revocation specified by the Board.

(d)           The Advisor may retain, for and on behalf, and at the sole cost and expense, of the Company, such services as the Advisor deems necessary or advisable in connection with the management and operations of the Company, which may include Affiliates of the Advisor or the Sub-Advisor. In performing its duties under Section 3, the Advisor shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Advisor at the Company’s sole cost and expense.

(e)           The Advisor entered into the Sub-Advisory Agreement with the Sub-Advisor pursuant to which the Advisor has delegated and agreed to obtain the services of the Sub-Advisor to assist the Advisor in fulfilling its responsibilities hereunder. Specifically, the Advisor has retained the Sub-Advisor to exercise investment discretion to determine the Investments that the Company will originate, acquire and dispose of based upon the Company’s business objectives, policies and restrictions, and work, along with the Advisor, in sourcing, structuring, negotiating, arranging, or effecting the origination, acquisition and disposition of such assets and monitoring or securitizing assets on behalf of the Company, subject to the oversight of the Advisor and the Company.

(i)       The Advisor shall monitor the Sub-Advisor to ensure that material information discussed by management of any such Sub-Advisor is communicated to the Board, as appropriate.

(ii)      The Sub-Advisor shall be subject to the same fiduciary duties imposed on the Advisor pursuant to this Agreement.

(g)           Advisor shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

5.             BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in the name of the Company and any subsidiary thereof and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, consistent with the Advisor’s authority under this Agreement, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render, upon request by the Board, its audit committee or the auditors of the Company, appropriate accountings of such collections and payments to the Board, its audit committee and the auditors of the Company, as applicable.

6.             RECORDS; ACCESS. The Advisor shall maintain appropriate records of its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company.

7.             LIMITATIONS ON ACTIVITIES. The Advisor shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the Company’s status as an entity excluded from the definition of an investment company under the Investment Company Act (unless and until such time as the Board notifies the Advisor that it has determined that it is no longer in the best interest of the Company to continue to satisfy the requirements for exemption from registration under the Investment Company Act), or (iii) would materially violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Charter or Bylaws. If the Advisor is ordered to take any action by the Board, the Advisor shall seek to notify the Board if it is the Advisor’s reasonable judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or the Charter, Bylaws or Operating Agreement. Notwithstanding the foregoing, neither the Advisor nor any of its Affiliates shall be liable to the Company, the Board, or the Stockholders for any act or omission by the Advisor or any of its Affiliates, except as provided in Section 20 of this Agreement.

8.             OTHER ACTIVITIES OF THE ADVISOR.

(a)            Nothing in this Agreement shall (i) prevent the Advisor or any of its Affiliates, officers, directors, employees or personnel, from engaging in other businesses or from rendering services of any kind to any other Person, including, without limitation, investing in, or rendering advisory services to others investing in, any type of business (including, without limitation, investments that meet the principal investment objectives of the Company), whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company, including, without limitation, the sponsoring, closing and/or managing of any Other Balbec Accounts or Other CNL Accounts, or (ii) in any way bind or restrict the Advisor or any of its Affiliates, officers, directors, employees or personnel from buying, selling or trading any securities or investments for their own accounts or for the account of others for whom the Advisor or any of its Affiliates, officers, directors, employees or personnel may be acting, or (iii) prevent the Advisor or any of its Affiliates, officers, directors, employees or personnel from receiving fees or other compensation or profits (whether in cash or in-kind) from such activities described in this Section 8(a) which shall be for the sole benefit of the Advisor (and/or its Affiliates, officers, directors, employees or personnel), subject to any agreements with the Sub-Advisor, including the Exclusivity Agreement by and between the respective parent companies of the Advisor and Sub-Advisor, dated as of February 3, 2025 (the “Exclusivity Agreement”). While information and recommendations supplied to the Company shall, in the Advisor’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Advisor or any Affiliate of the Advisor to others (including, for greater certainty, the Other Balbec Accounts and Other CNL Accounts and their investors, as described more fully in Section 8(b)).

(b)           Each of the Advisor and the Company acknowledges and agrees that, notwithstanding anything to the contrary contained herein, (i) Affiliates of the Advisor sponsor, advise and/or manage Other CNL Accounts and may in the future sponsor, advise and/or manage additional Other CNL Accounts, subject to any agreements with the Sub-Advisor, including the Exclusivity Agreement, (ii) in accordance with Balbec’s prevailing policies and procedures, there may be circumstances where investments that are consistent with the Company’s Investment Guidelines may be shared with or allocated to one or more Other Balbec Accounts (in lieu of the Company) in accordance with Balbec’s prevailing policies and procedures on a basis that the Advisor and its Affiliates determine to be fair and equitable and (iii) in accordance with CNL’s prevailing policies and procedures, there may be circumstances where investments that are consistent with the Company’s Investment Guidelines may be shared with or allocated to one or more Other CNL Accounts (in lieu of the Company) in accordance with CNL’s prevailing policies and procedures on a basis that the Advisor and its Affiliates determine to be fair and equitable.

(c)           In connection with the services of the Advisor hereunder, the Company and the Board acknowledge and/or agree that (i) as part of CNL’s and Balbec’s regular businesses, personnel of the Advisor and its Affiliates may from time-to-time work on other projects and matters (including with respect to one or more Other Balbec Accounts and Other CNL Accounts), and that conflicts may arise with respect to the allocation of personnel between the Company and one or more Other Balbec Accounts and Other CNL Accounts and/or the Advisor and such other Affiliates, (ii) Other Balbec Accounts and Other CNL Accounts may invest, from time to time, in investments in which the Company also invests (including at a different level of an issuer’s capital structure (e.g., an investment by an Other Balbec Account or an Other CNL Account in a debt or mezzanine interest with respect to the same portfolio entity in which the Company owns an equity interest or vice versa) or in a different tranche of equity or debt with respect to an issuer in which the Company has an interest) and while Balbec and CNL will seek to resolve any such conflicts in a fair and equitable manner in accordance with their prevailing policies and procedures with respect to conflicts resolution among Other Balbec Accounts and Other CNL Accounts generally, such transactions are not required to be presented to the Board or any committee thereof for approval (unless otherwise required by the Investment Guidelines), and there can be no assurance that any conflicts will be resolved in the Company’s favor, (iii) the Company may from time to time pay fees to the Advisor and its Affiliates, including portfolio entities of Other Balbec Accounts and of Other CNL Accounts, for providing various services described in the Offering Memorandum (collectively, “Services”), which fees will be in addition to the compensation paid to the Advisor pursuant to Section 10 hereof, (iv) the Advisor and its Affiliates may from time to time receive fees from portfolio entities or other issuers for providing Services, including with respect to Other Balbec Accounts and Other CNL Accounts and related portfolio entities, and while such fees will give rise to conflicts of interest the Company will not receive the benefit of any such fees, and (v) the terms and conditions of the governing agreements of such Other Balbec Accounts and Other CNL Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other Balbec Accounts and Other CNL Accounts) are materially different from the terms and conditions applicable to the Company and the Stockholders, and neither the Company nor the Stockholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other Balbec Accounts and Other CNL Accounts as a result of an investment in the Company or otherwise. The Advisor shall keep the Board reasonably informed on a periodic basis in connection with the foregoing.

(d)           The Advisor is not permitted to consummate on the Company’s behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from CNL, Balbec, any Other Balbec Account, any Other CNL Account, or any of their Affiliates, the Directors or any of their Affiliates, unless such transaction is approved by a majority of the Directors not otherwise interested in such transaction as being fair and reasonable to the Company. In addition, the Company may enter into Joint Ventures with Other Balbec Accounts and Other CNL Accounts, or with CNL or Balbec, the Advisor, the Sub-Advisor, one or more Directors, or any of their respective Affiliates, only if a majority of the Directors not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and on substantially the same, or more favorable, terms and conditions as those received by other Affiliate joint venture partners. The Advisor will seek to resolve any conflicts of interest in a fair and equitable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other Balbec Accounts and Other CNL Accounts generally, but only those transactions set forth in this Section 8(d) will be expressly required to be presented for approval to the Directors or any committee thereof (unless otherwise required by the Charter or the Investment Guidelines).

(e)           The Advisor and its Affiliates will provide the Company with a management team, including a chief executive officer, president, chief financial officer and chief compliance officer, and other appropriate support personnel to provide the advisory services to be provided by the Advisor to the Company hereunder, the members of which team shall devote such portion of their time to the management of the Company as is necessary and appropriate to enable the Company to operate its business, commensurate with the Company’s level of activity. None of the officers or employees of the Advisor will be dedicated exclusively to the Company, except for any such officer or employee who may be seconded exclusively to the Company pursuant to a secondment arrangement with the Advisor. The Advisor and its Affiliates shall provide reasonable access to their respective investment professionals in order to support the day-to-day operations of the Company and its subsidiaries.

(f)           Managers, partners, officers, employees, personnel and agents of the Advisor or Affiliates of the Advisor may serve as directors, officers, employees, partners, personnel, agents, nominees or signatories for the Company, to the extent permitted by the Charter and Bylaws, or by any resolutions duly adopted by the Board pursuant to the Charter and Bylaws. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

(g)           For the avoidance of doubt, it is understood that neither the Company nor the Board has the authority to determine the salary, bonus or any other compensation paid by the Advisor to any director, officer, member, partner, employee, or stockholder of the Advisor or its Affiliates, including any person who is also a director or officer employee of the Company.

9.            RELATIONSHIP WITH DIRECTORS AND OFFICERS. Subject to Sections 7 and 11 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, managers, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parent of an Affiliate, may serve as a Director or officer of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or principal executive officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than (a) reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board or (b) as otherwise approved by the Board.

10.          COMPENSATION.

(a)           Management Fee.  The Company will pay the Advisor a management fee (the “Management Fee”) that shall be calculated for each share class at an annual rate of (i) 1.25% of NAV for Class A Common Shares, Class I Common Shares, Class D Common Shares and Class T Common Shares (collectively, the “Non-Founder Shares”), and (ii) 1.0% of NAV for the Class FA Common Shares (collectively, the “Founder Shares”) in each case, per annum and payable monthly in arrears and before giving effect to any accruals for the Management Fee, Stockholder Servicing Fees and Total Return Incentive Fee. No Management Fee will be payable with respect to Class E Common Shares. The Management Fee for a certain month shall be calculated on a class-by-class basis based on the NAV for each applicable Share class at the end of that month and shall be due and payable no later than thirty (30) calendar days following the end of the applicable month.

(b)           Total Return Incentive Fee. The Company shall pay the Advisor a total return incentive fee (“Total Return Incentive Fee”) that shall be based on the Total Return to Stockholders for each Share class of the Company in any calendar year, payable annually in arrears.  The Total Return Incentive Fee will be calculated and will accrue on a quarterly basis, to the extent that it is earned.  The Company will perform a final reconciliation of the Total Return Incentive Fee calculation at the completion of each calendar year and the Total Return Incentive Fee shall be due and payable to the Advisor no later than ninety (90) calendar days following the end of the applicable calendar year.  The Company shall pay the Advisor a Total Return Incentive Fee for each Share class calculated as follows:

(i)             Annual Preferred Return. No Total Return Incentive Fee shall be payable with respect to a particular Share class of the Company for any calendar year in which the Total Return to Stockholders of such Share class for such calendar year does not exceed 6%, which is referred to as the “Annual Preferred Return.” No Total Return Incentive Fee shall be payable with respect to Class E Common Shares.

(ii)            Non-Founder Shares.

(A)           100% of the Total Return to Stockholders payable with respect to each particular Share class of Non-Founder Shares, calculated at each Share-class level based on the Total Return to Stockholders on Non-Founder Shares, if any, that exceeds the Annual Preferred Return, but is less than or equal to 7.06% (the “Non-Founder Breakpoint”) in any calendar year.  This portion of the Total Return Incentive Fee is referred to as the “Non-Founder Catch Up.”

(B)           15% of the Total Return to Stockholders with respect to each particular Share class of Non-Founder Shares, calculated at each Share-class level based on the Total Return to Stockholders on Non-Founder Shares, if any, that exceeds the Non-Founder Breakpoint.

(iii)          Founder Shares

(A)           100% of the Total Return to Stockholders payable with respect to the Founder Shares, calculated at each Share class based on the Total Return to Stockholders on Founder Shares, if any, that exceeds the Annual Preferred Return, but is less than or equal to 6.86% (“Founder Breakpoint”) in any calendar year.  This portion of the Total Return Incentive Fee is referred to as the “Founder Catch Up”.

(B)           12.5% of the Total Return to Stockholders with respect to the Founder Shares, calculated at each Share class based on the Total Return to Stockholders on Founder Shares, if any, that exceeds the Founder Breakpoint.

(iv)          High Water Mark. For the purposes of calculating each Total Return to Stockholders, the change in the per Share NAV is subject to a High Water Mark. For purposes of this Agreement, the “High Water Mark” is equal to the highest asset value, for each Share class of the Company since inception, adjusted to account for any stock dividend, stock split, recapitalization or any other similar change in the Company’s capital structure or for any special distributions, provided such adjustment is approved by the Board. If, as of each calendar year end, the per Share NAV for the applicable Share class is (A) above the High Water Mark, then, for such calendar year, the Total Return to Stockholders calculation will include the increase in the per Share NAV for such Share class in excess of the High Water Mark, and (B) if the per Share NAV for the applicable Share class is below the High Water Mark, for such calendar year, (i) any increase in the per Share NAV will be disregarded in the calculation of Total Return to Stockholders for such Share class while (ii) any decrease in the per Share NAV will be included the calculation of Total Return to Stockholders for such Share class. For the year ending December 31, 2025, the High Water Marks which will apply to the incentive fee calculation will be $24.75 for Class FA Common Shares, $24.75 for Class A Common Shares, $24.75 for Class T Common Shares, $24.75 for Class D Common Shares, and $24.75 for Class I Common Shares.

(c)            In the event this Agreement is terminated or its term expires without renewal, the Advisor will be entitled to receive each of its prorated Management Fee and the Total Return Incentive Fee through the date of termination. Such pro ration shall take into account the number of days of any partial calendar month or calendar year for which this Agreement was in effect.

(d)           In the event the Company commences a liquidation of its Investments during any calendar year, the Company will pay the Advisor the Management Fee and the Total Return Incentive Fee from the proceeds of the liquidation.

(e)           The Advisor shall not retain Origination Fees, which, for the avoidance of doubt, shall be retained by the Company; provided, that, it is understood that PRPA or its Affiliate will be paid and may retain the Master Servicing Fee. Such Master Servicing Fee shall be paid by the Company or at the Investment level directly to PRPA or its Affiliate, and will not reduce or offset the Management Fee or Total Return Incentive Fee payable by the Company to the Advisor or the Sub-Advisor.

11.           EXPENSES.

(a)           Subject to Sections 4(e) and 11(b) and any reduction or deferral of such amounts required to be reimbursed pursuant to any Expense Support and Conditional Reimbursement Agreement currently effective among the parties hereto (the “Expense Support Agreement”), the Advisor shall be responsible for the expenses related to any and all personnel of the Advisor who provide investment advisory services to the Company pursuant to this Agreement (including, without limitation, each of the principal executive officers of the Company and any Directors who are also directors, officers or employees of the Advisor or any of its Affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel (“Advisor Expenses”).

(b)           In addition to the compensation paid to the Advisor pursuant to Section 10 hereof, the Company shall pay all of its costs and expenses directly or reimburse the Advisor or its Affiliates for costs and expenses of the Advisor and its Affiliates incurred on behalf of the Company, other than Advisor Expenses. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company are not Advisor Expenses and shall be paid by the Company and shall not be paid by the Advisor or Affiliates of the Advisor:

(i)            Organization and Offering Expenses;

(ii)            Acquisition Expenses;

(iii)          fees, costs and expenses in connection with the issuance and transaction costs incident to the trading, origination, settling, disposition and financing of the Investments of the Company and its subsidiaries (whether or not consummated), including brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges, and other investment costs, fees and expenses actually incurred in connection with the pursuit, making, holding, originating, settling, monitoring or disposing of actual or potential investments;

(iv)          the actual cost of goods and services used by the Company and obtained from Persons not Affiliated with the Advisor, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the origination, acquisition and/or sale of Investments;

(v)           (1) all fees, costs and expenses of legal, tax (including expenses related to tax advice), accounting, valuing assets, including expenses as fees to third parties with respect to the valuation of the Company’s investments and (2) consulting, auditing (including internal audit), finance, administrative, investment banking, capital market, transfer agency, escrow agency, custody, prime brokerage, asset management, data, subscription or technology services and other non-investment advisory services rendered to the Company by the Advisor or its Affiliates in compliance with Section 4(e);

(vi)          expenses of acquiring, originating, managing and operating the Investments, whether payable to an Affiliate of the Advisor or a non-Affiliated Person;

(vii)         the compensation and expenses of the Directors (excluding those directors who are directors, officers or employees of the Advisor) and the cost of liability insurance to indemnify the Directors and officers and expenses incurred in connection with preparation of materials for meetings of the Board and its committees as well as subsequent compensation and expenses incurred in relation to such meetings of the Board and its committees;

(viii)        interest and fees and expenses arising out of borrowings made by the Company, including, but not limited to, costs associated with the establishment and maintenance of any of the Company’s credit facilities, other financing arrangements, or other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of the Company’s securities offerings, whether or not any facilities arrangements or indebtedness are implemented or such securities are offered;

(ix)          expenses connected with communications to holders of the Company’s securities or securities of its subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by the Company to any transfer agent and registrar, expenses in connection with the listing and/or trading of the Company’s securities on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to the stockholders and proxy materials, if any, with respect to any meeting of the stockholders and any other reports or related statements;

(x)           the Company’s allocable share of costs associated with technology-related expenses, including without limitation, any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or Affiliates of the Advisor, technology service providers and related software/hardware utilized in connection with the Company’s investment and operational activities;

(xi)           the Company’s allocable share of expenses incurred by managers, officers, personnel and agents of the Advisor for travel on the Company’s behalf and other out-of-pocket expenses incurred by them in connection with the origination, purchase, financing, refinancing, sale or other disposition of an Investment;

(xii)           expenses relating to compliance-related matters and regulatory filings relating to the Company’s activities (including, without limitation, expenses relating to the preparation and filing of reports to be filed with the U.S. Commodity Futures Trading Commission, reports, disclosures, and/or other regulatory filings of the Advisor and its Affiliates relating to the Company’s activities (including the Company’s pro rata share of the costs of the Advisor and its Affiliates of regulatory expenses that relate to the Company, Other Balbec Accounts and Other CNL Accounts));

(xiii)         the costs of any litigation involving the Company or its assets and the amount of any judgments or settlements paid in connection therewith, directors’ and officers’ liability or other insurance and indemnification or extraordinary expense or liability relating to the affairs of the Company;

(xiv)         all taxes and license fees in any relevant state, federal or other jurisdiction;

(xv)          all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Advisor elects to carry for itself and its personnel;

(xvi)         expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of the Company’s securities, including, without limitation, in connection with any distribution reinvestment plan;

(xvii)         any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company, or against any Director or officer of the Company or in his or her capacity as such for which the Company is required to indemnify such Director or officer by any court or governmental agency;

(xviii)       expenses incurred in connection with the formation, organization and continuation of any corporation, partnership, Joint Venture or other entity through which the Company’s investments are made or in which any such entity invests;

(xix)          expenses incurred related to industry association memberships or attending industry conferences on behalf of the Company; and

(xx)           data and subscription costs.

(c)           The Advisor may, at its option, elect not to seek reimbursement for certain expenses during a given period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.

(d)           Any reimbursement payments owed by the Company to the Advisor shall be reimbursed no less than monthly to the Advisor.

(e)           Notwithstanding anything to the contrary in this Section 11, the Company’s reimbursement of Organizational and Offering Expenses of the Advisor and Sub-Advisor, or their respective Affiliates, will be limited to 1.5% of the cumulative gross offering proceeds from one or more of the Company’s offerings (“Offering Proceeds”) over time. The Advisor, jointly and equally with the Sub-Advisor, shall be responsible for the payment of the Organizational and Offering Expenses without recourse against or reimbursement by the Company unless and until, over time, the total Organizational and Offering Expenses paid to the Advisor and Sub-Advisor and their respective Affiliates do not exceed 1.5% of the Offering Proceeds.

(f)            Any reimbursement payments owed by the Company to the Advisor may be offset by the Advisor against amounts due to the Company from the Advisor. Cost and expense reimbursement to the Advisor shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company.

12.           OTHER SERVICES. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Board, and shall not be deemed to be services pursuant to the terms of this Agreement.

13.           NO JOINT VENTURE. The Company, on the one hand, and the Advisor on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

14.           TERM OF AGREEMENT. This Agreement shall continue in force for a period of one year from the Effective Date, subject to an unlimited number of successive one-year renewals upon approval of a majority of the Board.

15.           TERMINATION. This Agreement may be terminated (i) at the option of the Advisor immediately upon a Change of Control of the Company; (ii) immediately by the Company for Cause or upon the bankruptcy of the Advisor; (iii) upon 60 days’ written notice without Cause or penalty by a majority vote of the Directors; (iv)  in the event the Company becomes regulated as an “investment company” under the Investment Company Act, with such termination deemed to have occurred immediately prior to such event or (v) upon 60 days’ written notice by the Advisor. The provisions of Sections 18 through 21 survive termination of this Agreement.

16.           ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate of the Advisor with the approval of a majority of the Directors. The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the consent of the Board. This Agreement shall not be assigned by the Company without the approval of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change in Control or sale of all or substantially all the assets of the Company, and shall likewise be binding on any successor to the Advisor.

17.           REPRESENTATIONS AND WARRANTIES. The Advisor hereby represents and warrants to the Company as follows:

(a)           There is no action, suit, proceeding, investigation or arbitration, either at law or in equity, of or before any court or tribunal of any jurisdiction or any governmental authority of any jurisdiction pending or, to the knowledge of the Advisor, threatened or proposed in any manner against the Advisor, or, to the knowledge of the Advisor, any circumstances which could or should reasonably form the basis of any such action, suit, proceeding, investigation or arbitration.

(b)           The Advisor is duly formed, validly existing and in good standing under the laws of the State of Delaware, has the limited liability company power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Advisor.

(c)           The Advisor has the limited liability company power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary limited liability company action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, members or creditors of the Advisor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Advisor in connection with this Agreement or the execution, delivery or performance of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized agent of the Advisor, and, when executed and delivered by the parties, this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the valid and binding obligation of the Advisor enforceable against the Advisor in accordance with its terms.

(d)           The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law binding on the Advisor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Advisor, or the governing instruments of, or any securities issued by, the Advisor or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Advisor is a party or by which the Advisor or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Advisor, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

18.           PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

(a)           After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.

(b)           The Advisor shall promptly upon termination:

(i)            pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)           deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)          deliver to the Board all assets, including all Investments, and documents of the Company then in the custody of the Advisor; and

(iv)          cooperate with, and take all reasonable actions requested by, the Company and Board in making an orderly transition of the advisory function.

19.            INDEMNIFICATION BY THE COMPANY.

(a)           Indemnification. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland or the Charter. Notwithstanding the preceding sentence of this paragraph to the contrary, nothing contained herein shall protect or be deemed to protect the Advisor and its Affiliates against or entitle or be deemed to entitle the Advisor and its Affiliates to indemnification in respect of, any liability to the Company to which the Advisor and its Affiliates would otherwise be subject by reason of bad faith, fraud, wilful misconduct, negligence or reckless disregard of duties under this Agreement in the performance of the Advisor’s duties and obligations, as applicable, under this Agreement.

(b)           Limitation. Notwithstanding anything herein to the contrary, Section 19(a) shall not be construed so as to provide for the indemnification or exculpation of the Advisor or its Affiliates for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), claims, damages, or losses to the extent (but only to the extent) that such liability, claims, damages, or losses may not be waived, modified, or limited under applicable law, but shall be construed so as to effectuate the provisions of Section 19(a) to the fullest extent permitted by law. For the avoidance of doubt, notwithstanding anything herein to the contrary, no provision of this Agreement should be interpreted as a waiver of any Investment Advisers Act fiduciary duty owed by the Advisor to the Company.

20.           INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Advisor’s bad faith, fraud, wilful misconduct, gross negligence or reckless disregard of its duties under this Agreement; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

21.           NON-SOLICITATION. During the term of this Agreement and for a period of one (1) year following the Termination Date, the Company shall not, directly or indirectly on behalf of itself or any other Person or entity: (a) solicit the employment of or employ any partners, directors, officers and/or employees (each, a "Restricted Person") of the Advisor hereto or any of its Affiliates (collectively, "Advisor Persons") or any person or entity who was a Restricted Person of an Advisor Person during the one-year period preceding such proposed solicitation or employment, or (b) induce, persuade or attempt to induce or persuade the discontinuation of, or in any way interfere or attempt to interfere with, the relationship between an Advisor Person and any Restricted Person of such Advisor Person or any person or entity who was a Restricted Person of such Advisor Person during the one-year period preceding such proposed inducement, persuasion or interference or attempted inducement, persuasion or interference. The parties intend that any provision of this Section 21 held invalid, illegal or unenforceable only in part or degree because of the duration or geographic scope thereof shall remain in full force to the extent not held invalid, illegal or unenforceable.

22.           MISCELLANEOUS.

(a)           Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier, by registered or certified mail, by electronic mail or posted on a password protected website maintained by the Advisor and for which the Company has received access instructions by electronic mail, when posted, using the contact information set forth herein:

The Company:	CNL Strategic Residential Credit, Inc.
CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 Attention: Chirag Bhavsar Email: Chirag.Bhavsar@CNL.com

The Advisor:	CNL Residential Credit Manager, LLC CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 Attention: Tammy J. Tipton Email: Tammy.Tipton@CNL.com

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 22(a).

(b)          Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

(c)          Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d)          Governing Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e)          Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

(f)           Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(g)          Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(h)          Name. The Advisor has proprietary interests in the name “CNL”. Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or an Affiliate thereof to perform any of the services of the Advisor, the Board will, promptly after receipt of written request from the Advisor, (a) cease to conduct business under or use the name “CNL” or any diminutive thereof, and (b) change the name of the Company to a name that does not contain the name “CNL” or any other word or words that might, in the sole discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any Affiliate thereof. Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles and financial and service organizations having “CNL” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or the Board. The Company’s right to use the name “CNL” and any associated trademarks, trade names, service marks, and other intellectual property is subject to the terms of the Brand License Agreement among CNL Intellectual Properties, Inc., a Florida corporation, as licensor, and the Advisor and the Company, as licensee, and the terms of that agreement shall supersede any inconsistent terms of this Agreement.

(i)            Headings. The titles and headings of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

(j)            Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. For the avoidance of doubt, a Person’s execution and delivery of this Agreement by electronic signature and electronic transmission, including via Docusign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Person and shall bind such Person to the terms of this Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

CNL Strategic Residential Credit, Inc.

By:	/s/ Chirag Bhavsar
Name: Chirag J. Bhavsar
Title: Chief Executive Officer

CNL Residential Credit Manager, LLC

By:	/s/ Tammy Tipton
Name: Tammy J. Tipton
Title: Chief Financial Officer